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                                                                 EXHIBIT 10(h)


THE CHASE MANHATTAN BANK                                SALVATORE C. SETTINERI
4 Campus Drive                                          Vice President
Parsippany, NY 07054
Tel  201-734-1030
Fax  201-734-1120





June 30, 1997



Mr. David W. Bialick, Treasurer
Computer Horizons Corporation
49 Old Bloomfield Avenue
Mountain Lakes, NJ 07046-1495

Dear Mr. Bialick:

We are pleased to advise you that based on your annual financial statements for the fiscal year 12/31/96, The Chase Manhattan Bank (the "Bank") has approved your request for a line of credit in the aggregate amount of $15,000,000.00. Our officers may, at their discretion, make short term loans to Computer Horizons Corp. (the "Borrower") on such terms as are mutually agreed upon between us, from time to time.

Borrowing under this line of credit is intended to be used to meet the normal short term working capital needs of Computer Horizons Corp.

As this line is not a commitment, credit availability is, in addition, subject to your execution and delivery of such documentation as the Bank deems appropriate and the receipt and continuing satisfaction with current financial information, which information will be furnished to the Bank as it may from time to time reasonably request. This line of credit expires on June 30, 1998.

We are pleased to be of service and trust you will call upon us to assist in any of your banking requirements.

Sincerely,


/s/ SALVATORE C. SETTINERI

Salvatore C. Settineri
Vice President